UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2012

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7400 Paseo Padre Parkway Fremont, CA 94555	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On July 10, 2012, WaferGen Bio-systems, Inc. (the “Company”) issued a press release announcing a commercial launch of MyDesign, an open format product offering for the Company’s SmartChip System. The key feature of MyDesign is that it allows customers to dispense their own assays in a variety of configurations, thus enabling an easy and rapid design of new experiments. In conjunction with the MyDesign launch, the Company established a relationship with Integrated DNA Technologies, Inc. to provide PrimeTime qPCR Primers for SYBR-based gene expression assays. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8−K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as we may specifically state in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
99.1	Press release issued on July 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: July 10, 2012	By:	/s/ John Harland
John Harland
Interim Chief Financial Officer

EXHIBIT 99.1

WaferGen Bio-systems Launches MyDesign – Setting a New Standard in Flexibility with an Open Format High-Throughput qPCR Platform

SmartChip System Supported With a Large Library of Validated Gene Expression Assays

FREMONT, Calif., July 10, 2012 /PRNewswire/ -- WaferGen Bio-systems, Inc. (OTCBB: WGBS) announced today the commercial launch of MyDesign – an open format product offering for its SmartChip System.  The key feature of MyDesign is that it allows customers to dispense their own assays in a variety of configurations, thus enabling an easy and rapid design of new experiments.  After loading their custom content on MyDesign SmartChips, customers will be able to perform accurate high-throughput qPCR gene expression and single nucleotide polymorphism (SNP) genotyping projects in a simpler and more cost-effective way.  Relative to competitive offerings, it is believed that the new SmartChip System has best-in-class flexibility, high levels of sensitivity and dynamic range without the need for preamplification, and a very low cost per reaction.  Management believes that these features will position the Company to become a leading provider of high-throughput qPCR solutions.

“The MyDesign concept has greatly expanded our ability to utilize the SmartChip System in our laboratory.  We were able to successfully conduct diverse experiments such as long non-coding RNA (lncRNA) expression analysis, as well as perform genotyping and target enrichment for next-generation sequencing. The ability to dispense assays on the spot and to test different configurations has significantly increased the speed of content selection and validation. We are looking forward to deploying the platform in a number of future studies requiring high-throughput qPCR solutions,” stated Dr. Jo Vandesompele, Professor of Functional Genomics and Applied Bioinformatics at Ghent University.

In conjunction with the MyDesign launch, WaferGen established a relationship with Integrated DNA Technologies (IDT) to provide PrimeTime qPCR Primers for SYBR-based gene expression assays. Over 800,000 such assays were developed by IDT using a sophisticated design engine that eliminates cross reactivity and includes up-to-date SNP and intron/exon junction information. The two companies will also collaboratively provide custom assay design services for FFPE-derived samples to WaferGen customers.

About WaferGen and the SmartChip Real-Time PCR System

WaferGen Bio-systems, Inc. is an innovative life science company that offers the SmartChip Real-Time PCR System – a next-generation genetic analysis platform for profiling and validating molecular biomarkers. It provides a range of high-throughput capabilities including microRNA and mRNA gene expression profiling as well as single nucleotide polymorphism (SNP) genotyping.

For additional information, please see http://www.wafergen.com

Forward Looking Statements

This press release contains certain “forward-looking statements”.  Such statements include statements relating to the expected benefits to the Company of its new open format qPCR platform and strategic realignment, the expected competitive advantages of the new SmartChip System and expected benefits to the Company of these competitive advantages, the expected benefits to customers of the new SmartChip System, the expected amount of reduction in monthly expenses to be achieved as a result of organizational changes and other statements relating to future events are not historical facts, including statements which may be preceded by the words “will,” “believes” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the Company. Actual results may differ materially from the expectations contained in the forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2011. Security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

WaferGen Contact:
John Harland
john.harland@wafergen.com
510-780-2395